UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 30, 2015

Transcat, Inc.
(Exact name of registrant as specified in its charter)

Ohio	000-03905	16-0874418
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

35 Vantage Point Drive, Rochester, New York	14624
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	585-352-7777

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 30, 2015, Transcat, Inc. (“Transcat” or the “Company”) named Robert A. Flack Vice President of Operations.

Prior to joining Transcat in February 2014 as Vice President of Business Development and from June 2013, Mr. Flack, age 45, served as Chief Operating Officer of ADG Creative, a strategic communications firm. From June 2012 until June 2013, Mr. Flack owned and operated Flack Consulting. From 2010 to 2012, he served as director of sales for the Americas at Tektronix, Inc., a subsidiary of Danaher Corporation. From 1999 to 2010, he served in a variety of executive capacities at Davis Calibration, Inc. including Vice President of Operations, Vice President Business Development and Director of Operations. Mr. Flack holds an MBA from Loyola’s Sellinger School of Business.

There was no arrangement or understanding between Mr. Flack and any other person with respect to his appointment as Vice President of Operations and there is no family relationship between Mr. Flack and any director or executive officer of the Company. Since March 30, 2014, there have been no transactions, nor are there any currently proposed transactions, in which the Company or any of its subsidiaries was or is to be a participant and in which Mr. Flack, or any member of his immediate family, had, or will have, a direct or indirect material interest. The Company and Mr. Flack are not parties to an employment agreement.

Mr. Flack’s annual base salary is $227,600 and his performance-based cash incentive award amount as a percentage of base salary under the Company’s performance incentive plan is 45%. Payment of performance-based cash incentive awards is based on the successful achievement of pre-established corporate and individual performance goals. The Company’s performance incentive plan, which is an annual cash incentive program designed to compensate key management members, is described under the heading “Performance Incentive Plan” in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on July 25, 2014. Such description is incorporated herein by reference.

Mr. Flack is also eligible for long-term performance-based incentive compensation awards as described under the heading “Long-Term Cash and Equity Incentive Compensation” in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on July 25, 2014. Such description is incorporated herein by reference. On March 30, 2015, the Compensation Committee of the Board of Directors granted Mr. Flack a long-term performance-based equity incentive compensation award of 9,468 restricted stock units. The shares underlying the award will vest after three years subject to the Company achieving specific cumulative fully-diluted earnings per share objectives over the eligible three-year period ending in fiscal year 2018.

Mr. Flack is subject to the Company’s stock ownership objectives for executive officers and is eligible to participate in and/or receive benefits under the Company’s non-qualified deferred compensation program, 401(k) plan, health and welfare plans, including medical, dental and long-term care plans, executive life insurance, short-term disability insurance, and the post-retirement plan for officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSCAT, INC.

Dated: May 6, 2015	By:	/s/ John J. Zimmer
John J. Zimmer
Senior Vice President of Finance and Chief Financial Officer